Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 of our report dated January 8, 1997 incorporated by reference in the Interstate National Dealer Services, Inc. Form 10-KSB for the year ended October 31, 1996 and to all references to our Firm in this Form S-8 Registration Statement.



ARTHUR ANDERSEN LLP

Melville, New York
May 5, 1997